EXHIBIT 10.77

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this Agreement), dated as of August 2, 2005,

BETWEEN:

(1)	WARP TECHNOLOGY HOLDINGS, INC., a Nevada corporation (the Borrower);

(2)	THE SUBSIDIARIES OF THE BORROWER listed in Part 1 of Schedule 1 (the Subsidiaries and collectively with the Borrower, the Credit Parties);

(3)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (the Senior Lenders);

(4)	THE HOLDERS OF SUBORDINATED NOTES listed in Part 3 of Schedule 1 (the Subordinated Noteholders and together with the Senior Lenders, the Lenders); and

(5)	FORTRESS CREDIT CORP. as collateral agent (the Collateral Agent) for the Senior Lenders and the Subordinated Noteholders pursuant to a Collateral Agency Agreement dated as of this date hereof (the Collateral Agency Agreement).

WHEREAS:

(A)	simultaneously herewith the Borrower, the Subsidiaries and the Senior Lenders are entering into a US$50,000,000 credit agreement dated as of the date hereof (the Senior Credit Agreement);

(B)	as collateral security for the payment and performance of the Borrower’s obligations under the Finance Documents (as defined in the Credit Agreement) (i) the Borrower is granting to the Collateral Agent, for the benefit of the Senior Lenders, a security interest in certain Collateral (as defined below) pursuant to the terms and conditions of that certain Security Agreement and certain Pledge Agreements (as defined in the Senior Credit Agreement) entered into (or to be entered into) between the Borrower and the Collateral Agent (the Company Security Agreements) and (ii) each Subsidiary is executing a guaranty of the Borrower’s obligations under the Finance Documents and granting to the Collateral Agent, for the benefit of the Senior Lenders, a security interest in certain Collateral pursuant to the terms and conditions of those certain Security Documents (as defined in the Senior Credit Agreement) entered into (or to be entered into) between each Subsidiary and the Collateral Agent (the Senior Subsidiary Security Agreements and, collectively with the Company Security Agreements, the Senior Security Agreements); and

(C)	as collateral security for the payment and performance of the Borrower’s obligations under the Subordinated Purchase Agreement (i) the Borrower is granting to the Collateral Agent, for the benefit of the Subordinated Noteholders, a security interest in the Collateral pursuant to the terms and conditions of that certain Subordinated Security Agreement dated January 31, 2005 between the Borrower and Crestview Capital Master, LLC (Crestview) and assigned by Crestview to the Collateral Agent in an Assignment Agreement dated as of the date hereof (the Subordinated Security Agreement) and (ii) each Subsidiary is executing a guaranty of the Borrower’s obligations under the Subordinated Purchase Agreement and granting to the Collateral Agent, for the benefit of the Subordinated Noteholders, a security interest in the Collateral pursuant to the terms and conditions of those certain Subordinated Subsidiary Security Agreements dated January 31, 2005 between each Subsidiary and Crestview and assigned by Crestview to the Collateral Agent in an Assignment Agreement dated as of the date hereof (the Subordinated Subsidiary Security Agreements and, collectively with the Subordinated Security Agreement, the Subordinated Security Agreements);

NOW, THEREFORE, the parties hereto agree as follows:

The parties hereto hereby agree as follows:

1.	DEFINITIONS

(a)	Unless otherwise defined herein, terms defined in the Senior Credit Agreement and used herein shall have the meanings given to them in the Senior Credit Agreement.

(b)	The following terms shall have the following meanings:

Agreement: this Intercreditor and Subordination Agreement.

Collateral: any and all property from time to time subject to security interests to secure payment or performance of the Senior Obligations or the Subordinated Obligations including all “Collateral” or “Pledged Collateral” as defined in the Senior Security Agreements and the Subordinated Security Agreements.

Collection Action: shall mean (a) to demand, sue for, take or receive from or on behalf of any Credit Party or any guarantor of the Subordinated Obligations, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Subordinated Obligations, (b) to initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Documents or applicable law with respect to the Subordinated Obligations or the Subordinated Documents, (c) to accelerate any Subordinated Obligations, or (d) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Document; provided, that, notwithstanding the foregoing, in the case of any Subordinated Noteholder, “Collection Action” shall not mean the exercise by a Subordinated Noteholder of its right to exercise its warrants as provided under the Subordinated Transaction Documents.

Collateral Enforcement Action: shall mean any action by any Subordinated Noteholder to (a) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral, (b) institute any action or proceeding with respect to such rights or remedies, including, any action of foreclosure or (c) contest, protest or object to any foreclosure proceeding, postpetition financing, use of cash collateral or action brought by the Collateral Agent or any Senior Noteholder or to any other exercise by the Collateral Agent or any Senior Noteholder of any rights and remedies under any Senior Transaction Documents.

Insolvency Event: (a) any Credit Party commences any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party making a general assignment for the benefit of its creditors; or (b) there being commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there being commenced against any Credit Party or any of its subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) any Credit Party taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) any Credit Party generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

Senior Event of Default: any “Event of Default” under any Finance Document.

Senior Obligations: each obligation and liability whether:

(a) present or future, actual, contingent or unliquidated; or

(b) owed jointly or severally (or in any other capacity whatsoever),

of any Obligor to any Finance Party under or in connection with any Finance Document is a Senior Obligation.

Senior Security Documents: all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Senior Obligations including the Senior Security Agreements.

Subordinated Notes: the promissory notes of any Credit Party outstanding from time to time under the Subordinated Purchase Agreement with respect to the Subordinated Obligations.

Subordinated Obligations: each obligation and liability whether:

(a) present or future, actual, contingent or unliquidated; or

(b) owed jointly or severally (or in any other capacity whatsoever),

of any Credit Party to any Subordinated Noteholder under or in connection with any Subordinated Transaction Document is a Subordinated Obligation.

Subordinated Purchase Agreement: the Subordinated Note and Warrant Purchase Agreement dated as of January 31, 2005 between the Borrower and the Subordinated Noteholders.

Subordinated Security Documents: all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Subordinated Obligations including the Subordinated Security Agreements.

Subordinated Transaction Documents: the Subordinated Purchase Agreement, the Subordinated Notes, the Subordinated Security Documents, the Collateral Agency Agreement, all “Transaction Documents” as defined in the Subordinated Purchase Agreement and all other documents that from time to time evidence the Subordinated Obligations or secure payment or performance thereof.

(c)	The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d)	The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)	The words (i)“includes” and “including” are not limiting; (ii) “or” is not exclusive; (iii) “all” includes “any” and “any” includes “all” and means “any one or more”; (iv) references to any instrument, document, mortgage, assignment or agreement of any kind includes any amendments, restatements or modifications; (v) headings are for convenience only, and do not affect the meaning of any provision; and (vi) references to the consent, satisfaction, acceptance, discretion, judgment, option, requirement or approval (or variations of those terms) of Collateral Agent or any Senior Noteholder are, unless otherwise specifically indicated, to be interpreted as if followed by the phrase “in its absolute discretion”.

2.	SUBORDINATION

(a)	Each Credit Party and each of the Subordinated Noteholders agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly “subordinate and junior in right of payment” (as that phrase is defined in paragraph 2(b)) to all Senior Obligations.

(b)	“Subordinate and junior in right of payment” means, for purposes of paragraph 2(a), that (i) no part of the Subordinated Obligations shall have any claim to the assets of any Credit Party on a parity with or prior to the claim of the Senior Obligations; and (ii) unless and until the Senior Obligations have been paid in full, then, without the express prior written consent of the Collateral Agent, no Subordinated Noteholder will take, demand or receive from any Credit Party, and no Credit Party will make, give or permit, directly or indirectly, by setoff, redemption, purchase or in any other manner, any payment of (of whatever kind or nature, whether in cash, property, securities or otherwise) the Subordinated Obligations provided, however, that so long as an Event of Default has not occurred and is continuing, (i) the Borrower may make, and the Subordinated Noteholders may receive, regularly scheduled payments (not prepayments) of interest on the Subordinated Notes in accordance with the terms thereof determined on a non-accelerated basis (without giving effect to any default rate of interest thereunder) and (ii) the Borrower may prepay the Subordinated Indebtedness in full out of the proceeds of any new equity contributions made in the Borrower which were not intended to be used in connection with the financing of an Acquisition to the extent such equity contributions are sufficient to prepay the Subordinated Indebtedness and may partially prepay the Subordinated Indebtedness if such proceeds are not sufficient to pay the Subordinated Indebtedness in full.

(c)	The expressions “prior payment in full,” “payment in full,” “paid in full” and any other similar terms or phrases when used in this Agreement shall mean the irrevocable and indefeasible payment in full, in immediately available funds, of all of the Senior Obligations. The phrase “equity contributions” shall mean any capital raise that is not a Senior Obligation or required as a condition to any Advance under the Senior Credit Agreement.

3.	ADDITIONAL PROVISIONS CONCERNING SUBORDINATION

(a)	The Subordinated Noteholders and each Credit Party agree that upon the occurrence of any Insolvency Event:

(i)	all Senior Obligations shall be paid in full before any payment or distribution of whatever kind or nature is made with respect to the Subordinated Obligations; and

(ii)	any payment or distribution of assets of any Credit Party, whether in cash, property or securities (other than as permitted under clause (a)(1) of this Section 3), to which any Subordinated Noteholder would be entitled except for the provisions hereof, shall be paid or delivered by such Credit Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Collateral Agent, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution of any kind or nature shall be made to any Subordinated Noteholder.

(b)	Upon the occurrence of any Insolvency Event:

(i)	each Subordinated Noteholder irrevocably authorizes and empowers the Collateral Agent (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, (B) to file claims and proofs of claim in any statutory or non-statutory proceeding if such Subordinated Noteholder has not demonstrated to the satisfaction of the Collateral Agent, no later than 30 days prior to the applicable bar date, that such Subordinated Noteholder has filed an appropriate claim or proof of claim, and (C) to take such other actions, in its own name as Collateral Agent, or in the name of the Subordinated Noteholders or otherwise, as the Collateral Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Collateral Agent to take any such action;

(ii)	each Subordinated Noteholder shall take such action, duly and promptly, as the Collateral Agent may request from time to time (A) to collect the Subordinated Obligations for the account of the Collateral Agent and (B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and

(iii)	each Subordinated Noteholder shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Collateral Agent may request to enable the Collateral Agent to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

(c)	If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by any Subordinated Noteholder in respect of the Subordinated Obligations, except payments permitted to be made at the time of payment as provided in paragraph 2(b), such Subordinated Noteholder shall forthwith deliver the same to the Collateral Agent, in the form received, duly indorsed to the Collateral Agent, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by such Subordinated Noteholder as the property of the Collateral Agent, segregated from other funds and property held by such Subordinated Noteholder. Following payment in full of the Senior Obligations, Collateral Agent will remit to each Subordinated Noteholder as promptly as practicable, to the extent of such Subordinated Noteholder’s interest therein, all payments or distributions paid (respectively by any such Subordinated Noteholder) to and held by Collateral Agent in excess of the Senior Obligations as provided in Section 4(e) of this Agreement.

(d)	Until the Senior Obligations are paid in full, the Subordinated Noteholders shall not take any Collection Action or Collateral Enforcement Action with respect to the Subordinated Obligations.

4.	RIGHTS IN COLLATERAL

(a)	Notwithstanding anything to the contrary contained in any Finance Document or any Subordinated Transaction Document and irrespective of:

(i)	the time, order or method of attachment or perfection of the security interests created by any Senior Security Document or any Subordinated Security Document;

(ii)	the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral;

(iii)	anything contained in any filing or agreement to which the Collateral Agent or any Subordinated Noteholder now or hereafter may be a party; and

(iv)	the rules for determining perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors;

any security interest in any Collateral pursuant to any Senior Security Document has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral pursuant to any Subordinated Transaction Document.

(b)	So long as the Senior Obligations have not been paid in full and any Senior Security Document remains in effect, whether or not any Insolvency Event has occurred,

(i)	no Subordinated Noteholder will take any Collateral Enforcement Action; and

(ii)	the Collateral Agent (or behalf of the Senior Lenders) and, subject to the Collateral Agency Agreement, any Senior Noteholder shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral and Collateral Agent shall not be required to marshal any Collateral.

(c)	In exercising rights and remedies with respect to the Collateral, the Collateral Agent (on behalf of the Senior Lenders) and, subject to the Collateral Agency Agreement, the Senior Lenders may enforce the provisions of the Senior Security Documents and exercise remedies thereunder and under any other Finance Documents, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the Collateral Agent shall give the Subordinated Noteholders such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

(d)	When all Senior Obligations have been paid in full and the Senior Security Documents no longer are in effect, subject to the requirements of the Collateral Agency Agreement, the Subordinated Noteholders shall have the right to enforce the provisions of the Subordinated Security Documents and exercise remedies thereunder.

(e)	Any money, property or securities realized upon the sale, disposition or other realization by the Collateral Agent upon all or any part of the Collateral, or otherwise received by Collateral Agent under any provision of this Agreement shall be applied by the Collateral Agent in the following order:

(i)	first, to the payment of any and all expenses incurred by the Collateral Agent on and after the date of this Agreement in connection with the performance of its duties under this Agreement for which reimbursement has not been made by the Company;

(ii)	second, to the Senior Lenders in an amount equal to each such Lender’s pro-rata share of accrued but unpaid interest on the Senior Obligations;

(iii)	third, to the Senior Lenders in an amount equal to each such Lender’s pro-rata share of the unpaid principal balance of the Senior Obligations and any other unpaid Senior Obligations;

(iv)	fourth, to each Senior Lender in an amount equal to all other amounts then owing to each such Senior Lender under any Finance Document;

(v)	fifth, to the Subordinated Noteholders in an amount equal to each such Lender’s pro-rata share of accrued but unpaid interest on the Subordinated Obligations;

(vi)	sixth, to the Subordinated Noteholders in an amount equal to each such Lender’s pro-rata share of the unpaid principal balance of the Subordinated Obligations and any other unpaid Subordinated Obligations; and

(vii)	seventh, any sums remaining after such applications and disbursements shall be paid to such Persons entitled thereto or as a court of competent jurisdiction shall direct.

(f)	The Collateral Agent’s rights with respect to the Collateral include the right to release any or all of the Collateral from the liens under any Senior Security Document or Subordinated Security Document in connection with any sale of all or any portion of the Collateral notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Obligations or Subordinated Obligations. The Subordinated Noteholders are hereby deemed to have consented to such sale(s) under the Subordinated Documents. At the request of Collateral Agent, the Subordinated Noteholders shall (or shall cause the Subordinated Noteholders’ agent to) deliver to the Collateral Agent such duly executed (if execution is required or desirable) and undated UCC financing statements, amendments or terminations and, as applicable, intellectual property terminations, satisfactions and discharges of mortgages (the term “mortgage” being deemed to include mortgage deeds, deeds of trust and other similar instruments creating a lien on real property), termination statements and partial release statements (in blank as to the assets being released), as the Collateral Agent may request with respect to the Subordinated Noteholders’ liens on the Credit Parties’ assets. If the Collateral Agent shall determine, in connection with any sale of Collateral, that the termination, satisfaction, discharge or partial release of the Lien on all or any portion of the Collateral under any Subordinated Security Document in connection with such sale is necessary or advisable, the Collateral Agent may deliver to the applicable purchaser at such sale (or, upon the request of such purchaser, file) such previously delivered termination, satisfaction, discharge or partial release documents, which partial release documents the Collateral Agent is hereby authorized to complete (whether one or more and from time to time)) by inserting the description of the assets to be released. The Subordinated Noteholders shall execute such other release, satisfaction, discharge and termination documents and instruments and shall take such further actions as the Collateral Agent shall request. Each Subordinated Noteholder hereby irrevocably constitutes and appoints the Collateral Agent and any officer of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Noteholder and in the name of such Subordinated Noteholder or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including any terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release, and, in addition, to take any and all other appropriate and commercially reasonably action for the purpose of carrying out the terms of this paragraph. Each Subordinated Noteholder hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph. No person to whom this power of attorney is presented, as authority for Collateral Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Subordinated Noteholder as to the authority of Collateral Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to Collateral Agent unconditionally the authority to take and perform the actions contemplated herein. Each Subordinated Noteholder irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this power of attorney.

5.	CONSENT OF SUBORDINATED NOTEHOLDERS

(a)	Each Subordinated Noteholder consents that, without the necessity of any reservation of rights against any Subordinated Noteholder, and without notice to or further assent by any Subordinated Noteholder:

(i)	any demand for payment of any Senior Obligations made by the Collateral Agent or any Senior Lender may be rescinded in whole or in part by the Collateral Agent or such Senior Lender, and any Senior Obligations may be continued, and the Senior Obligations, or the liability of any Credit Party or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of any Credit Party or any other party under any Finance Document or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent; and

(ii)	the Finance Documents may be amended, modified, extended, supplemented, restated, refinanced, refunded, restructured or terminated, in whole or in part, as the Collateral Agent and Senior Lenders may deem advisable from time to time, and any collateral security at any time held by the Collateral Agent or any Senior Lender for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released; provided, that, notwithstanding anything to the contrary set forth above, the Subordinated Noteholders do not consent to, and the Credit Parties may not, change, amend, supplement or otherwise modify the terms of the Senior Transaction Documents, or agree to any of the foregoing, or refund or refinance the same, without the prior written consent of 75% of the Subordinated Noteholders, if the effect of such change, amendment, supplement or modification or such refunding or such refinancing is to: (A) increase the interest rate on the Senior Obligations in excess of the default rate set forth in the Senior Notes or (B) extend the final scheduled maturity date of the Senior Notes by more than six months from the maturity date (and any extension period) provided therein, in each case all without notice to or further assent by any Subordinated Noteholder, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

(b)	Each Subordinated Noteholder waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Collateral Agent upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between any Credit Party, on one hand, and the Collateral Agent or any Senior Lender, on the other hand, shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Noteholder acknowledges and agrees that the Senior Lenders and the Collateral Agent have relied upon the subordination provided for herein in entering into the Senior Credit Agreement and in making funds available to any Borrower thereunder. Each Subordinated Noteholder waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

6.	NEGATIVE COVENANTS OF THE SUBORDINATED NOTEHOLDERS

So long as any of the Senior Obligations shall remain outstanding, no Subordinated Noteholder shall, without the prior written consent of the Collateral Agent and the Senior Lenders:

(a)	sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (i) such action is made expressly subject to this Agreement and (ii) the Transferee expressly acknowledges to the Collateral Agent and the Senior Lenders, by a writing in form and substance reasonably satisfactory to the Collateral Agent and the Senior Lenders, the subordination provided for herein and agrees to be bound by all of the terms hereof;

(b)	permit any of the Subordinated Documents to be amended, modified or otherwise supplemented (including by way of changes to definitions) in any manner which would have the effect of (i) increasing the maximum principal amount of the Subordinated Obligations or rate of interest on any of the Subordinated Obligations or fees payable in respect thereof, (ii) changing or adding or tightening any event of default or any covenant with respect to the Subordinated Obligations, (iii) changing any redemption or prepayment provisions of the Subordinated Obligations, (iv) altering the subordination provisions with respect to the Subordinated Obligations, including subordinating the Subordinated Obligations to any other debt, (v) shortening the dates upon which payments of principal or interest are due on any of the Subordinated Obligations, or (vi) changing or amending any other term of the Subordinated Documents if such change or amendment would increase the obligations of any Credit Party or confer additional rights on the Subordinated Noteholders or any other holder of the Subordinated Obligations in a manner adverse (in the judgment of the Collateral Agent) to any Credit Party or the Collateral Agent or the Senior Lenders, and the parties hereto agree that any such amendment shall be null and void ab initio and without legal force and effect;

(c)	commence, or join with any creditors other than the Collateral Agent and the Senior Lenders in commencing any case or proceeding referred to in the definition of Insolvency Event.

7.	SENIOR OBLIGATIONS UNCONDITIONAL

All rights and interests of the Collateral Agent and the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Noteholders and the Credit Parties hereunder, shall remain in full force and effect irrespective of:

(a)	any lack of validity or enforceability of any of the terms of any Finance Document or Subordinated Transaction Documents;

(b)	subject to paragraph 5(a), any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of any of the terms of any Finance Document;

(c)	any exchange, release or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

(d)	any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Obligations, or of any Subordinated Noteholder or any Credit Party in respect of this Agreement.

8.	NO REPRESENTATION BY COLLATERAL AGENT OR SENIOR LENDERS

The Senior Lenders and the Collateral Agent have not made and do not hereby or otherwise make to the Subordinated Noteholders, any representations or warranties, express, or implied. Neither the Senior Lenders nor the Collateral Agent assume any liability to any Subordinated Noteholder with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or (c) any Credit Party’s title or right to transfer any collateral or security.

9.	WAIVER OF CLAIMS

To the maximum extent permitted by law, each Subordinated Noteholder waives any claim it might have against the Collateral Agent or the Senior Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Collateral Agent or any Senior Lender or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Finance Documents or any transaction relating to the Collateral. Neither the Collateral Agent nor any Senior Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Credit Party or any Subordinated Noteholder or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

10.	PROVISIONS APPLICABLE AFTER BANKRUPTCY

The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event. To the extent that any Subordinated Noteholder has or acquires any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, such Subordinated Noteholder hereby agrees not to assert such rights without the prior written consent of the Collateral Agent; provided, that if requested by the Collateral Agent, such Subordinated Noteholder shall seek to exercise such rights in the manner requested by the Collateral Agent, including the rights in payments in respect of such rights. Without limiting the generality of the foregoing sentence, to the extent that Collateral Agent or Senior Lenders consent to any Credit Party’s use of cash collection under Section 363 of the Bankruptcy Code or Collateral Agent or any Senior Lender agrees to provide financing to any Borrower under Section 364 of the Bankruptcy Code, each Subordinated Noteholder hereby agrees not to impede, object to (on grounds of lack of adequate protection, or otherwise), or otherwise interfere with such use of cash collateral or financing. Each Subordinated Noteholder specifically agrees that the Collateral Agent and the Senior Lenders may consent to any Credit Party’s use of cash collateral or provide financing to any Credit Party on such terms and conditions and in such amounts as the Collateral Agent and the Senior Lenders, in their sole discretion, may decide and that, in connection with such cash collateral usage or such financing, any Credit Party (or a trustee appointed for the estate of such Credit Party) may grant to the Collateral Agent and/or Senior Lenders liens and security interests upon all or any part of the assets of any Borrower or other Credit Party, which liens and security interests: (i) shall secure payments of all Senior Obligations (whether such Senior Obligations arose prior to the filing of the bankruptcy petition or thereafter); and (ii) shall be superior in priority to the liens on and security interests in the assets of any Borrower or other Credit Party held by the Subordinated Noteholders. Each Subordinated Noteholder (both in its capacity as a Subordinated Noteholder and in its capacity (if any) as a party which may be obligated to any Credit Party or any Credit Party’s Affiliates with respect to contracts which are part of the Collateral Agent’s or any Senior Lender’s Collateral) agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding (A) challenging the enforceability of the claim of Collateral Agent or any Senior Lender, (B) challenging the enforceability of any liens or security interests in any assets securing the Senior Obligations, or (C) asserting any claims which any Credit Party may hold with respect to Collateral Agent or any Senior Lender. All allocations of payments among the Collateral Agent, Senior Lenders and the Subordinated Noteholders shall, subject to any court order, continue to be made after the filing of a petition under the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), or any similar proceeding, on the same basis that the payments were to be allocated prior to the date of such filing. Each Subordinated Noteholder agrees that it will not object to or oppose a sale or other disposition of any assets securing the Senior Obligations (or any portion thereof) free and clear of its security interests, liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Collateral Agent or Senior Lenders have consented to such sale or disposition of such assets. Each Subordinated Noteholder agrees not to assert any right it may have to “adequate protection” of its interest in the Collateral in any bankruptcy proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Collateral Agent and Senior Lenders. Each Subordinated Noteholder waives any claim it may now or hereafter have against the Collateral Agent or any Senior Lender arising out of the election of Collateral Agent or any Senior Lender, in any case instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral arrangement, or financing arrangement, or out of any grant of a security interest, under Section 363 or 364 of the Bankruptcy Code, with or by any Credit Party, as debtor in possession (or with or by any trustee for any Credit Party). Each Subordinated Noteholder agrees that it will not, in its capacity as a secured creditor: (a) propose, vote to accept, or otherwise support confirmation of, a plan of reorganization opposed by the Collateral Agent or Senior Lender, or (b) vote to reject, object to confirmation of, or otherwise oppose confirmation of, a plan of reorganization supported by the Collateral Agent. The subordination and other provisions of this Agreement shall be enforceable under Section 510(a) of the Bankruptcy Code.

11.	FURTHER ASSURANCES

The Subordinated Noteholders and the Credit Parties, at the Credit Parties’ expense and at any time from time to time, upon the written request of the Collateral Agent or any Senior Lender, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent or any Senior Lender reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

12.	EXPENSES

(a)	Each Credit Party will pay or reimburse the Collateral Agent, the Senior Lenders and the Subordinated Noteholders, upon demand, for all of their respective costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including fees and disbursements of counsel to the Collateral Agent, Senior Lenders and Subordinated Noteholders.

(b)	Each Credit Party will pay, indemnify, and hold the Collateral Agent, the Senior Lenders and the Subordinated Noteholders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by the Collateral Agent, any Senior Lender or Subordinated Noteholder with respect to any of the foregoing.

(c)	Notwithstanding anything contained in this paragraph 12, all amounts owed by any Credit Party to any Subordinated Noteholder pursuant to this paragraph 12 shall be Subordinated Obligations under this Agreement and shall be paid only in accordance with the terms and provisions of this Agreement.

13.	PROVISIONS DEFINE RELATIVE RIGHTS

This Agreement is intended solely for the purpose of defining the relative rights of the Collateral Agent (on behalf of the Senior Lenders) and the Senior Lenders on the one hand and the Subordinated Noteholders on the other, and no other Person shall have any right, benefit or other interest under this Agreement. Except as expressly set forth in this Agreement, nothing herein shall: (a) impair, as between any Credit Party and the Senior Lenders and any Credit Party and any Subordinated Noteholders, the obligation of such Credit Party, which is absolute and unconditional, to pay principal of, interest on and all other portions of the Senior Obligations, and the Subordinated Obligations, respectively, and all other obligations of such Credit Party, to any Senior Lender or any Subordinated Noteholder, under the Finance Documents or the Subordinated Transaction Documents, as the case may be, in each case in accordance with their respective terms; or (b) affect the relative rights of the Senior Lenders or Subordinated Noteholders with respect to any other creditors of any Credit Party.

14.	SUBROGATION

Subject to the indefeasible payment in full of all Senior Obligations, the Subordinated Noteholders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of any Credit Party applicable to the Senior Obligations until the principal of, and interest and premium, if any, on, and all other amounts payable in respect of the Subordinated Obligations shall be paid in full. For purposes of such subrogation, no payment or distribution to the Senior Lenders under the provisions hereof to which the Subordinated Noteholders would have been entitled but for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Senior Lenders by the Subordinated Noteholders, as among any Credit Party and its creditors other than the Senior Lenders, shall be deemed to be a payment by such Credit Party to or on account of the Senior Obligations.

15.	LEGEND

Each Subordinated Noteholder and each Credit Party will cause each of the Subordinated Notes, and each Subordinated Security Document to bear a legend referring to this Agreement and indicating that such documents are subordinated as provided herein, all in form and substance satisfactory to the Collateral Agent.

16.	POWERS COUPLED WITH AN INTEREST

All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

17.	NOTICES

All notices, requests and demands to or upon the Collateral Agent or any Credit Party or any Subordinated Noteholder to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

If to the Collateral Agent:

Fortress Credit Corp.
1251 Avenue of the Americas
New York, NY 10020

Attention: John King
Telecopier No.: 212-798-6099
Telephone No.: 212-515-4608

with copies to:

Northlight Financial LLC
1330 Avenue of the Americas
40th Floor
New York, NY 10019

Attention: Mark Hirschhorn
Telecopier No.: 212-247-0002
Telephone No.: 212-247-1777

If to the Credit Parties:

c/o Warp Technology Holdings, Inc.

151 Railroad Avenue
Greenwich, Connecticut 06830
Attention: Ernest Mysogland
Telecopier No.: 203-422-5329
Telephone No.: 203-422-2950

The Collateral Agent, the Credit Parties and any Subordinated Noteholder may change their respective addresses and transmission numbers for notices by notice in the manner provided in this paragraph.

18.	DEFAULT NOTICES

The Subordinated Noteholders shall provide the Collateral Agent with written notice of any event of default with respect to, or acceleration of, all or any part of the Subordinated Obligations concurrently with the sending thereof to any Credit Party and promptly shall notify the Collateral Agent in the event a default which is the subject of such a notice is cured or waived.

19.	COUNTERPARTS

This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Collateral Agent.

20.	SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.	INTEGRATION

This Agreement represents the agreement of the Collateral Agent, the Senior Lenders, the Subordinated Noteholders and each Credit Party with respect to the subject matter hereof and there are no promises or representations by the Collateral Agent, the Senior Lenders or any Subordinated Noteholder relative to the subject matter hereof not reflected herein.

22.	AMENDMENTS IN WRITING; NO WAIVER: CUMULATIVE REMEDIES

(a)	None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Collateral Agent, each Senior Lender, each Credit Party and each Subordinated Noteholder; provided that any provision of this Agreement in favor of Collateral Agent may be waived by the Collateral Agent in a letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent.

(b)	No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Senior Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)	The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

23.	SECTION HEADINGS

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

24.	SUCCESSORS AND ASSIGNS

(a)	This Agreement shall be binding upon and shall inure to the benefit of the Collateral Agent, each Senior Lender, each Subordinated Noteholder, each Credit Party and each of their respective heirs, administrators, executors, successors and assigns.

(b)	Upon a successor Collateral Agent becoming the Collateral Agent under the Finance Documents, such successor Collateral Agent shall automatically be entitled to all the rights and powers of the Collateral Agent hereunder without the need for any further action on the part of any party hereto.

25.	INVALIDATED PAYMENTS

To the extent that the Collateral Agent receives payments on, or proceeds of Collateral for, the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Credit Party, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived (and no longer be deemed to be paid in full) and continue in full force and effect as if such payments or proceeds had not been received by the Collateral Agent.

26.	SPECIFIC PERFORMANCE

The Collateral Agent is hereby authorized to demand specific performance of this Agreement at any time when any Subordinated Noteholder shall have failed to comply with any of the provisions of this Agreement applicable to such Subordinated Noteholder whether or not the Credit Parties shall have complied with any of the provisions hereof applicable to any Credit Party, and the Subordinated Noteholder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

27.	GOVERNING LAW: CONSENT TO JURISDICTION AND VENUE

27.1	Governing Law

This Agreement, the relationship between the Parties and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5 1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction.

27.2	Jurisdiction

(a) Each party irrevocably submits to the exclusive jurisdiction of any New York State or U.S. Federal court sitting in the City and County of New York for the settlement of any dispute in connection with any Finance Document.

(b) The New York courts are the most appropriate and convenient courts to settle any such dispute and each party waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

27.3	Service of process

(a)	The parties consent to the service of process relating to any proceedings by a notice given in accordance with Clause 17 (Notices).

(b)	This Clause does not affect any other method of service allowed by law.

27.4	Waiver of immunity
Each party irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Senior Lender against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

28.	MUTUAL WAIVER OF JURY TRIAL.

THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY THE TRANSACTIONS RELATED HERETO.

29.	TERMINATION

Subject to the provisions of paragraph 26, this Agreement shall terminate upon the indefeasible payment in full of the Senior Obligations and the Subordinated Obligations and the termination of all commitments to lend by the Senior Lenders under the Credit Agreement.

30.	NO STRICT CONSTRUCTION

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SIGNATORY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

as Collateral Agent Title:	FORTRESS CREDIT CORP., By: Name: Marc K. Furstein Chief Operating Officer	/s/ Marc K. Furstein

as Lender Title:	FORTRESS CREDIT CORP., By: Name: Marc K. Furstein Chief Operating Officer	/s/ Marc K. Furstein

WARP TECHNOLOGY HOLDINGS, INC.

Name: Title:	By: Brian Sisko Duly Authorized	/s/ Brian Sisko

Name: Title:	WARP SOLUTIONS, INC. By: Brian Sisko Duly Authorized	/s/ Brian Sisko

Name: Title:	WARP SOLUTIONS, LTD. By: Brian Sisko Duly Authorized	/s/ Brian Sisko

6043577 CANADA, INC.
	By:	/s/ Brian Sisko
Name:	Brian Sisko
Title:	Duly Authorized
SPIDER SOFTWARE, INC.
	By:	/s/ Brian Sisko
Name:	Brian Sisko
Title:	Duly Authorized
KENOSIA CORPORATION
	By:	/s/ Brian Sisko
Name:	Brian Sisko
Title:	Duly Authorized
GUPTA TECHNOLOGIES, LLC
	By:	/s/ Brian Sisko
Name:	Brian Sisko
Title:	Duly Authorized
GUPTA TECHNOLOGIES GmbH
	By:	/s/ Brian Sisko
Name:	Brian Sisko
Title:	Duly Authorized
GUPTA TECHNOLOGIES LTD.
	By:	/s/ Brian Sisko
Name:	Brian Sisko
Title:	Duly Authorized
GUPTA TECHNOLOGIES, S.A. DE C.V.
	By:	/s/ Brian Sisko
Name:	Brian Sisko
Title:	Duly Authorized

[NOTEHOLDER SIGNATURE PAGE]

INTERCREDITOR AND SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Intercreditor And Subordination Agreement or caused its duly authorized officers to execute this Intercreditor And Subordination Agreement as of the date first above written.

This Noteholder holds a Subordinated Note:
Name: Title:	CAMOFI Master LDC By:/s/ Jeffrey Haas Jeffrey Haas Duly Authorized

This Noteholder holds a Subordinated Note:
Name: Title:	Crestview Capital Master LLC By:/s/ Robert Hoyt Robert Hoyt Duly Authorized

[Signature Page to the Intercreditor Agreement]

SCHEDULE 1

PARTIES

PART 1

SUBSIDIARIES

NAME OF SUBSI	DIARY

Gupta Technol	ogies, LLC

Gupta Technologies Austra	lia Pty, Ltd.

Gupta Technol	ogies GmbH

Gupta Technol	ogies Ltd.

Gupta Technol	ogies S.A. de C.V.

Warp Solution	s, Inc.

Warp Solution	s, Ltd.

6043577 Canad	a, Inc.

Spider Softwa	re, Inc.

PART 2

LENDERS

NAME OF LENDE	R

Fortress Cred	it Corp.

PART 3

SUBORDINATED NOTEHOLDERS